Exhibit 10.1

RENEWAL REVOLVING NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$265,000,000	June 4, 2008

FOR VALUE RECEIVED, the undersigned, GETTY IMAGES, INC., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to U.S. BANK NATIONAL ASSOCIATION (“Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States, in immediately available funds and in accordance with the terms and conditions of the Credit Agreement, the principal amount of (a) TWO HUNDRED SIXTY-FIVE MILLION AND NO/100 DOLLARS ($265,000,000), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans of Lender outstanding under the Credit Agreement. Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Note (a) is a renewal of the March 19, 2007 Revolving Note in the initial principal amount of $200,000,000 (the “Original Revolving Note”) and constitutes one of the Revolving Notes referred to in the Credit Agreement, dated as of March 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as Lenders, and U.S. Bank National Association, as administrative agent (“Administrative Agent”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the guarantees, the terms and conditions upon which each guarantee was granted and the rights of the holder of this Note in respect thereof. By acceptance of this Note, Lender agrees to mark the Original Revolving Note “Renewed” and to retain the Original Revolving Note until all of the obligations evidenced by this Note are satisfied.

Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Borrower:

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Name: Thomas Oberdorf
Title: Chief Financial Officer

Schedule 1.1

(Effective June 4, 2008)

Name of Lender	Revolving Commitment	Revolving Percentage
U.S. Bank National Association	$265,000,000	100%

Total	$265,000,000	100%